Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November 25, 2024 (the “Subscription Date”), is by and among TNL Mediagene, a company incorporated under the laws of the Cayman Islands with offices located at 23-2, Maruyamacho, Shibuya-ku, Tokyo, Japan 150-0044 and 4F., No. 88, Yanchang Road, Xinyi District, Taipei City 110 Taiwan (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (the “Schedule of Buyers”) (individually, a “Buyer” and, collectively, the “Buyers” and, together with the Company, the “Parties”).

RECITALS

A. Pursuant to an Agreement and Plan of Merger, dated June 6, 2023 (as amended, the “Merger Agreement”), by and among (i) Blue Ocean Acquisition Corp, a Cayman Islands exempted company (“Blue Ocean”), (ii) the Company and (iii) TNLMG, a Cayman Islands exempted company and a wholly owned subsidiary of the Company (the “Merger Sub”), Merger Sub will merge with and into Blue Ocean (such merger, the “Merger”), with Blue Ocean surviving the Merger as a wholly owned subsidiary of the Company.

B. Prior to the execution of this Agreement, the Company has delivered to each Buyer a copy of the fully executed Merger Agreement.

C. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

D. The Company has authorized a new series of senior convertible notes of the Company in the aggregate original principal amount of up to $11,944,444, substantially in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into Ordinary Shares (as defined below) in certain circumstances in accordance with the terms of the Note at an initial conversion price per share equal to the product of (i) the lower of (A) the Nasdaq official closing price of the Ordinary Shares on the fifth (5th) Trading Day after the closing of the Merger, and (B) the average Nasdaq official closing price of the Ordinary Shares for the five (5) Trading Days immediately following the closing of the Merger, multiplied by (ii) 125% (the Ordinary Shares issuable pursuant to the terms of the Notes, the “Conversion Shares,” and together with the Notes, the “Securities”).

E. Each Buyer desires to purchase, and the Company desires to issue and sell, upon the terms and conditions stated in this Agreement, a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

F. At the First Closing (as defined below), the Parties shall execute and deliver a registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company shall agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

G. At the First Closing (as defined below), the Company and its Subsidiaries (as defined below) shall execute and deliver a subsidiary guarantee agreement, substantially in the form attached hereto as Exhibit C (the “Subsidiary Guarantee”), pursuant to which the Subsidiaries shall guaranty all of the obligations of the Company under this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES.

(a) Purchase and Sale of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the First Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “First Closing”).

(b) Closings.

(i) First Closing. The First Closing shall take place electronically. The date and time of the First Closing (the “First Closing Date”) shall be 10:00 a.m., New York time, no later than the second (2nd) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

(ii) Subsequent Closings.

(A) Subject to the satisfaction (or express waiver by each Buyer) of (i) the conditions set forth in Sections 6 and 7, (ii) the Equity Conditions (as defined in the Notes) and (iii) the Additional Funding Conditions (as defined below), the Company shall have the right to require each Buyer to purchase, and such Buyer shall have the right to require the Company to sell and issue, additional notes (the “Additional Notes”) in one or more additional closings (each a “Subsequent Closing” and together with the First Closing, the “Closings”) of an additional subscription amount (each a “Subsequent Subscription Amount”) of up to $3,000,000 (or a higher amount as agreed by each Buyer) in each Subsequent Closing and up to an aggregate of $6,500,000 in all Subsequent Closings, in each case on the same terms and conditions as the First Closing, which shall occur at the same time of day and location as the First Closing by delivering to each Buyer or the Company, as applicable, an irrevocable written notice (a “Subsequent Closing Notice”) that the Company or such Buyer shall have exercised its right to require the other party to consummate the Subsequent Closing for the purchase and sale of the Notes at the Subsequent Closing. The date of the Subsequent Closing (the “Subsequent Closing Date” and together with the First Closing Date, a “Closing Date”) shall be the date identified in the Subsequent Closing Notice, which shall be a Trading Day not less than five (5) Trading Days following the date of the Subsequent Closing Notice. “Additional Funding Conditions” means (a) the average daily VWAP of the Ordinary Shares for the twenty (20) consecutive Trading Days ending on the last Trading Day immediately preceding a Subsequent Closing Date is greater than $5.00 (to be appropriately adjusted for any share split, share dividend, share combination or other similar transactions), (b) the average daily trading volume of the Ordinary Shares on the Trading Market during each Trading Day for the twenty (20) consecutive Trading Days prior to such Subsequent Closing Date exceeds $250,000, (c) the aggregate principal amount of Notes outstanding is less than $350,000 as of the Trading Day immediately prior to such Subsequent Closing Date, (d) the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the SEC (and with respect to which no stop order has been issued), and (e) there shall have been no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default (as defined in the Notes).

(B) Each Subsequent Closing Notice shall state (A) that, unless such notice is being delivered by a Buyer, the Registration Statement has been declared effective by the SEC (and with respect to which no stop order has been issued); (B) the date and time of such Subsequent Closing; (C) the applicable purchase price for such Closing, and (D) that all the conditions to the Subsequent Closing set forth in this Section 1(b)(ii), and Sections 6 and 7 are satisfied or will be satisfied (or waived in writing) at such Subsequent Closing. Subject to compliance with the applicable federal securities laws, the Company and each Buyer may mutually agree on such other date and time for a Subsequent Closing. Notwithstanding anything herein to the contrary, if no Subsequent Closing has occurred by the 12-month anniversary of the Merger, the right to effect a Subsequent Closing hereunder by the Company or each Buyer shall automatically terminate.

(c) Purchase Price. The aggregate purchase price to be paid by each Buyer for the Notes in the First Closing shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers and shall be $4,250,000, for the $4,722,222 of original principal amount of the Note to be purchased by such Buyer at the Closing (the “Purchase Price”) reflecting an original issue discount of ten percent (10.0%).

(d) Form of Payment. On each Closing Date, each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Notes to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below). Upon receipt of payment, the Company shall deliver to each Buyer a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the Subscription Date and as of each Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring the Note, and (ii) upon conversion of its Note shall acquire the Conversion Shares issuable upon conversion thereof, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement and Section 4(h) hereof: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement and each of the other Transaction Documents to which such Buyer is a party, has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and each of the other Transaction Documents to which such Buyer is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby shall not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the Subscription Date and as of each Closing Date:

(a) Organization, Good Standing and Power. The Company and each of the Subsidiaries are entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has made available via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s certificate of incorporation as amended and/or restated as of the Subscription Date and each Closing Date, as applicable (the “Charter”). “Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under the Transaction Documents; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (A) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (B) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (C) any effect of the announcement of, or the consummation of the transactions contemplated by, the Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (D) changes arising in connection with earthquakes, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the Subscription Date and each Closing Date, as applicable; (E) any action taken by the Buyers with respect to the transactions contemplated by this Agreement; and (F) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies. “Subsidiaries” means any Person in which the Company, directly or indirectly, (x) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (y) controls or operates all or any part of the business, operations, or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to offer, issue, and sell the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the offer, issuance, and sale of the Securities and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing of a Form D with the SEC, the filing of one or more registration statements pursuant to the Registration Rights Agreement and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection with the offer, issuance, and sale of the Securities. This Agreement has been, and the other Transaction Documents to which it is a party shall be, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party shall be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Registration Rights Agreement, the Subsidiary Guarantee, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the Parties in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth Schedule 3(c) as of the dates reflected therein. All of the outstanding Ordinary Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 3(c), there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in Schedule 3(c), no Ordinary Shares are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or rights, warrants, or options to subscribe for or purchase Ordinary Shares or Convertible Securities (as defined below) (collectively, “Options”), calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except as set forth in Schedule 3(c) and except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge (as defined below) of, any agreement restricting the voting or transfer of any outstanding shares of the capital stock of the Company. The offer and sale of all capital stock, Convertible Securities or Options of the Company issued prior to the Subscription Date or each Closing Date, as applicable, complied, in all material respects, with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that shall be triggered by this Agreement or the consummation of the transactions described herein or therein. “Ordinary Shares” means (i) the Company’s ordinary shares, $0.0001 par value per share, and (ii) any capital stock into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares. “Knowledge” means the actual knowledge of any of (A) the Company’s Chief Executive Officer, and (B) the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question. “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Ordinary Shares).

(d) Issuance of Conversion Shares. The Conversion Shares, when issued upon conversion of the Notes, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than three hundred percent (300%) of the maximum number of Conversion Shares issuable upon conversion of the Notes based on the Conversion Price then in effect (the “Required Reserve Amount”). Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Notes is exempt from registration under the Securities Act.

(e) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for the Conversion Shares) do not and shall not (i) result in a violation of any provision of the Charter, (ii) result in a breach or violation of any of the terms or provisions of, constitute a default (or an event which, with notice or lapse of time or both, would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, (iii) create or impose a Lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the listing rules of the Nasdaq Stock Market LLC (the “Trading Market”)), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Consents. Other than (i) the filing with the SEC of one or more registration statements pursuant to the Registration Rights Agreement, (ii) the filing of a Form D with the SEC, and (iii) any other filings as may be required by any state securities agencies, (iii) any application or notification to the Trading Market required in connection with the issuance and sales of the Notes and (iv) the filing with the SEC of such reports under the Exchange Act as may be required in connection with the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain on or prior to each Closing Date pursuant to the preceding sentence have been obtained or will be obtained on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Trading Market and has no Knowledge of any facts or circumstances which might lead to delisting or suspension of the Ordinary Shares. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(g) Acknowledgment Regarding Buyer’s Purchase of Notes. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries, or (iii) to its Knowledge, a “beneficial owner” of more than ten percent (10%) of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(h) [Reserved].

(i) No General Solicitation; Placement Agent Fees. Neither the Company, nor any of its Subsidiaries or Affiliates (as defined in the Notes), nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes. The Company shall be responsible for the payment of any placement agent fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, in connection with the sale of the Notes. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Notes.

(j) No Integrated Offering. None of the Company, its Subsidiaries or any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, sold, offered for sale, or solicited any offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Notes in a manner which would require registration of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the listing rules of the Trading Market. None of the Company, the Subsidiaries, their Affiliates, nor any Person acting on their behalf shall take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(k) Dilutive Effect. The Company understands and acknowledges that the issuance of Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that the number of Conversion Shares shall increase in certain circumstances as described in the Notes, and that the Company has an unconditional and absolute obligation to issue the Conversion Shares in accordance with the terms of this Agreement and the Notes, without any right of set off, counterclaim, delay, or reduction, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company, and regardless of any claim the Company may have against any Buyer.

(l) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Charter or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Company or any of its Subsidiaries.

(m) SEC Documents; Financial Statements.

(i) Since the initial filing of the registration statement on Form F-4 on June 13, 2024, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act (all of the foregoing filed prior to the Subscription Date or each Closing Date, as applicable, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of the Subscription Date or each Closing Date, as applicable, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each SEC Document filed with or furnished to the SEC complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Subscription Date or each Closing Date, as applicable, on the date of such amended or superseded filing), such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each SEC Document to be filed with or furnished to the SEC after the Subscription Date or each Closing Date, as applicable, including, without limitation, the 6-K Filing (as defined below), when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(ii) The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents filed with or furnished to the SEC, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which shall not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with the International Financial Reporting Standards (“IFRS”) applied on a consistent basis (except (A) for such adjustments to accounting standards and practices as are noted therein and (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the SEC Documents filed with or furnished to the SEC comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 8 or Article 11 thereof, as applicable, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and Subsidiaries contained or incorporated by reference in the SEC Documents filed with or furnished to the SEC, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents filed with or furnished to the SEC that are not included or incorporated by reference as required. The Company and Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the SEC Documents that are required to be described or incorporated by reference in the SEC Documents. All disclosures contained in the SEC Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Subscription Date or each Closing Date, as applicable, and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements included in the SEC Documents (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any such financial statements, in each case, in order for any of such financials statements to be in compliance with IFRS and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the financial statements included in the SEC Documents or that there is any need for the Company to amend or restate any such financial statements.

(iii) The Company and Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Company assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since June 30, 2024, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(iv) The Company has timely filed with the SEC and made available via EDGAR all certifications and statements required by (a) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (b) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant SEC Documents. The Company and each Subsidiary is in compliance in all material respects with the provisions of SOXA applicable to it as of the Subscription Date or each Closing Date, as applicable. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the SEC Documents and other public disclosure documents.

(v) Pricewaterhouse Coopers, Taiwan (the “Auditor”), whose report on the balance sheets of the Company as of December 31, 2023 and 2022, the related statement of operations, stockholders’ equity (deficit), and cash flows each of the two years in the period ended December 31, 2023, and the related notes, is filed with the Company’s registration statement on Form F-4, as amended (File No. 333-280161), are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Auditor is not in violation of the auditor independence requirements of SOXA with respect to the Company.

(vi) There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of SOXA and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of SOXA with respect to all periodic reports required to be filed by it with the SEC during the past twelve (12) months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

(n) Subsidiaries. Schedule 3(n) identifies each Subsidiary of the Company as of the Subscription Date or each Closing Date, as applicable, other than those that may be omitted pursuant to Item 601 of Regulation S-K. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described or incorporate by reference in, or contemplated by, the SEC Documents, or as would not reasonably be expected to have a Material Adverse Effect.

(o) No Material Adverse Effect. Except as set forth on Schedule 3(o), since June 30, 2024: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that disclosed or incorporated by reference in the SEC Documents; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

(p) No Undisclosed Liabilities, Events, or Circumstances. Except as set forth on Schedule 3(p), neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with IFRS, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses since June 30, 2024 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the SEC Documents, which has not been disclosed or incorporated by reference in the SEC Documents, or (ii) would reasonably be expected to have a Material Adverse Effect.

(q) Indebtedness. Schedule 3(q) attached hereto sets forth, as of the Subscription Date or each Closing Date, as applicable, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with IFRS. Except as set forth on Schedule 3(q), there is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors. Upon the sale and purchase of the Notes, the Company is financially solvent and is generally able to pay its debts as they become due.

(r) Title to Assets. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all Liens, encumbrances and defects except such as are described in Schedule 3(r), or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described on Schedule 3(r).

(s) Actions Pending. There are no Actions (as defined below) pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or their respective assets or properties (i) other than Actions accurately described in Schedule 3(s) and proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, or (ii) that are required to be described in the SEC Documents and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the SEC Documents, or to be filed as exhibits to the SEC Documents, that are not so described or filed. “Action” means any action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceedings or investigation, by or before any Governmental Entity.

(t) Compliance with Law. The business of the Company and Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in Schedule 3(t) and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall conduct its business in violation of any of the foregoing, except in all cases for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Certain Fees. No brokers, finders or financial advisory fees or commissions is or shall be payable by the Company or any Subsidiary (or any of their respective Affiliates) with respect to the transactions contemplated by the Transaction Documents. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by the Transaction Documents, or, to the Company’s Knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that may affect the Financial Industry Regulatory Authority’s (“FINRA”) determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement. No “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member or person associated with any FINRA member, during the period commencing one hundred and eighty (180) days immediately preceding the Subscription Date or each Closing Date, as applicable, and ending on the date this Agreement is terminated in accordance with the terms hereof, that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by the Transaction Documents.

(v) Operation of Business.

(i) The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign Governmental Entity that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the SEC Documents (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit shall not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 3(v) does not relate to environmental matters, such items being the subject of Section 3(w).

(ii) The Company and its Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the Subscription Date or each Closing Date, as applicable, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. There are no pending, or to the Company’s Knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any of its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ Intellectual Property. No other Person has any right or claim in any of the Company’s or any of its Subsidiaries’ Intellectual Property by virtue of any contract, license or other agreement entered into between such Person and the Company or any of its Subsidiaries or by any non-contractual obligation, other than by written licenses granted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any claim challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any of its Subsidiaries, which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(w) Environmental Compliance. The Company and Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Material Agreements. Except as set forth in Schedule 3(x), neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required pursuant to the Securities Act or the Exchange Act to be filed with the SEC as an exhibit to an Annual Report on Form 20-F (collectively, “Material Agreements”). Each of the Material Agreements described in the SEC Documents filed with or furnished to the SEC conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in Schedule 3(x), the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in Schedule 3(x), each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(y) Transactions with Affiliates. Except as set forth in Schedule 3(y), none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(z) Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as set forth in Schedule 3(z), or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(aa) Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Notes pursuant to the Transaction Documents, shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb) [Reserved].

(cc) Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the Subscription Date or each Closing Date, as applicable, or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which have had a Material Adverse Effect, nor does the Company have any notice or Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(dd) Insurance. The Company and Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(ee) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, and so long as any of the Securities are held by the Buyers shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(ff) Listing and Maintenance Requirements; DTC Eligibility. The Company shall use its reasonable best efforts to promptly secure the listing of all of the Ordinary Shares to be issued to the Buyers hereunder on the Trading Market (subject to official notice of issuance) and shall use reasonable best efforts to maintain, so long as any Ordinary Share shall be so listed, such listing of all such Ordinary Shares from time to time issuable hereunder. The Company shall use reasonable best efforts to maintain the listing of the Ordinary Shares on the Trading Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Trading Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Ordinary Shares on the Trading Market. The Company shall use its reasonable best efforts to ensure that the Ordinary Shares are eligible for participation in The Depository Trust Company (“DTC”) book entry system and can be transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system.

(gg) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five (5) years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh) Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five (5) years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, 18 U.S.C. Sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Company, threatened.

(ii) OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries shall, directly or indirectly, use the proceeds from the sale of Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that shall result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). During the past five (5) years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyers or any of their agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than with respect to the transactions contemplated by this Agreement. The Company understands and confirms that the Buyers shall rely on the foregoing representations in effecting resales of the Securities pursuant to the terms hereof. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by this Agreement (including, without limitation, the representations and warranties of the Company contained in this Section 3) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the transactions contemplated by this Agreement (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the Subscription Date or each Closing Date, as applicable, did not, at the time of release, contain any misstatement of material fact.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) IT Systems. To the Knowledge of Company, (i)(A) there has been no security breach or other compromise of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), and (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (c) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm) Compliance with Data Privacy Laws. The Company and Subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations of the applicable jurisdictions (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of personal data and confidential data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any of its Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (a) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn) Equity Incentive Plans. Each stock Option granted by the Company was granted (a) in accordance with the terms of the applicable equity incentive plan of the Company and (b) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock Option would be considered granted under IFRS and applicable law. No stock Option granted under the Company’s equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock Options prior to, or otherwise knowingly coordinate the grant of stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo) Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (a) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities. Neither the Company nor any of its officers, directors or Affiliates shall during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf shall during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(pp) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(qq) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(rr) Ranking of Notes. No Indebtedness of the Company, except for such Indebtedness as set forth in Schedule 3(q), at the Closing, shall be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(ss) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver Ordinary Shares upon conversion of the Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Ordinary Shares of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release and/or, the 6-K Filing, as applicable, one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Ordinary Shares) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Ordinary Shares), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(tt) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

4.	COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Notes for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Notes required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Notes to the Buyers.

(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for general corporate purposes.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 20-F, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any reports on Form 6-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. After the consummation of the Merger, the Company shall maintain the Ordinary Shares listing or authorization for quotation (as the case may be) on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, The New York Stock Exchange or the NYSE American, or any successors to any of the foregoing (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Ordinary Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the lead Buyer for all costs and expenses incurred by it or its affiliates in connection with the preparation, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of Sullivan & Worcester LLP (“Lead Buyer Counsel”), counsel to the lead Buyer, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (collectively, the “Transaction Expenses”), the sum of which shall be deducted from each Buyer’s respective Purchase Price at the Closing in accordance with the Flow of Funds Letter. The Company shall be responsible for the payment of any placement agent fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Notes to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i)  Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the Subscription Date, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the Subscription Date, the Company shall use its reasonably best efforts to cause Blue Ocean to file a report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement and the form of Notes) (including all attachments, the “6-K Filing”) From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Subscription Date without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the 6-K Filing and contemporaneously therewith, and (B) as is required by applicable law and regulations (provided that in the case of clause (A) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the Subscription Date in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(iii) Other Confidential Information. In addition to other remedies set forth in this Section 4(i), and without limiting anything set forth in any other Transaction Document, at any time after each Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a report on Form 6-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (1) if such Buyer authorized the delivery of such Confidential Information, either (x) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (y) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information, or (2) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.

(j) [Reserved].

(k) Additional Issuance of Securities. So long as any Buyer beneficially owns any Securities, the Company shall not, without the prior written consent of the Required Holders (as defined below), issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes. Each Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(l) Reservation of Shares. So long as any of the Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount; provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion and/or redemption, as applicable, of the Notes. If at any time the number of Ordinary Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized Ordinary Shares is sufficient to meet the Required Reserve Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Variable Rate Transactions. So long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Buyer shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. For purposes of this Section 4(n), an “at the market offering” and an “equity line of credit” shall not constitute a Variable Rate Transaction.

(o) Subsequent Equity Issuances. Beginning on the Subscription Date and ending on the date that is thirty (30) Trading Days following the Effective Date (as defined in the Registration Rights Agreement), neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents or (ii) file any registration statement or any amendment or supplement with respect thereto, other than (A) any Registration Statement pursuant to the Registration Rights Agreement or the registration rights agreement, dated as of or around the First Closing Date, by and between the Company and Tumim Stone Capital LLC, (B) any registration statement pursuant to any other agreements by and between the Company and the Holder or any affiliate of the Holder, and (C) any registration statement on Form S-8 in connection with any employee benefit plan. For the avoidance of doubt, nothing in this Section 4(o) shall be deemed to prevent the Company from (a) filing a registration statement in connection with any registration rights obligations in existence prior to the date hereof or (b) performing its obligations under any of the Transaction Documents or pursuant to that certain Ordinary Share Purchase Agreement, by and between the Company and Tumim Stone Capital LLC, dated as of even date herewith.

(p) Dilutive Issuances. So long as any Notes are outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes any Ordinary Shares in excess of that number of Ordinary Shares which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Trading Market.

(q) Participation in Future Financing.

(i) Upon any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents for cash consideration, indebtedness or a combination of units hereof that occurs during the one year period after no Notes are outstanding (a “Subsequent Financing”), each Buyer shall have the right to participate in any Subsequent Financing up to an amount equal to 25% of such financing on the same terms, conditions and price provided to other investors in the applicable Subsequent Financing. The maximum amount calculated with the applicable percentage in the prior sentence is referred to as the “Participation Maximum.”

(ii) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Buyer a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Buyer, and only upon a request by such Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Buyer. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii) Any Buyer desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Buyer have received the Pre-Notice that such Buyer is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Buyer as of such fifth (5th) Trading Day, such Buyer shall be deemed to have notified the Company that it does not elect to participate.

(iv) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Buyers have received the Pre-Notice, notifications by the Buyers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(v) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Buyers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Buyers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Buyer shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the aggregate Purchase Price of Notes purchased by a Buyer participating under this Section 4(q) and (y) the sum of the aggregate Purchase Price of Notes purchased by all Buyers participating under this Section 4(q).

(vi) The Company must provide the Buyers with a second Subsequent Financing Notice, and the Buyers will again have the right of participation set forth above in this Section 4(q), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any of the Conversion Shares or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Buyer.

(viii) Notwithstanding anything to the contrary in this Section 4(q) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Buyer will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(ix) Notwithstanding the foregoing, this Section 4.17 shall not apply in respect of any Excluded Securities (as defined in the Notes).

(r) Passive Foreign Investment Company. The Company shall use reasonable best efforts to avoid classification as a passive foreign investment company within the meaning of Section 1297 of the Code for any year.

(s) Corporate Existence. So long as any Buyer beneficially owns any Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(t) Stock Splits. From the consummation of the Merger until the Notes and all Conversion Shares issued pursuant to the terms thereof are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders.

(u) Conversion Procedures. The form of Conversion Notice (as defined in the Notes) included in the Notes sets forth the totality of the procedures required of the Buyers in order to convert or exercise the Notes. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert or exercise their Notes. The Company shall honor conversions or exercises of the Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Notes.

(v) Regulation M. The Company shall not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(w) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate shall solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(x) Integration. None of the Company, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on their behalf shall sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Notes in a manner which would require the registration of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Trading Market and the Company shall take all action that is appropriate or necessary to assure that its offerings of other securities shall not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated hereby.

(y) Notice of Disqualification Events. The Company shall notify the Buyers in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(z) Compliance with Rules of Trading Market.

(i) Reserved.

(ii)  Reserved.

(iii) Reserved.

(iv) Reserved.

(v) General. The Company shall not issue or sell any Ordinary Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) violation of the Securities Act or (B) breach of the rules of the Trading Market. The provisions of this Section 4(z) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(z) only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 4(z) may not be waived by the Company or any Buyer.

(aa) Closing Documents. On or prior to fourteen (14) calendar days after the applicable Closing Date, the Company shall deliver, or cause to be delivered, to each Buyer and Stradling a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Notes. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion or exercise of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, shall be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) shall be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent on each Subscription Date. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or shall be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares, credit the aggregate number of Ordinary Shares to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date,” and the date such Ordinary Shares are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e) Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (i) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares to which such Buyer is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above, or (ii) if the Registration Statement covering the resale of the Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement, to notify such Buyer and deliver the Conversion Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer’s or its designee’s balance account with DTC through its DWAC system (the event described in the immediately foregoing clause (ii) is hereinafter referred as a “Notice Failure” and together with the event described in clause (i) above, a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to two percent (2%) of the product of (A) the sum of the number of Ordinary Shares not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Ordinary Shares selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to a Buyer and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of Ordinary Shares to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Buyer of Ordinary Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above that such Buyer is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the Ordinary Shares so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of Ordinary Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note held by such Buyer.

(f) FAST Compliance. While any Notes remain outstanding, the Company shall use reasonable best efforts to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to each Buyer at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) The Merger shall have been consummated.

(b) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(c) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(d) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of each Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to each Closing Date.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Notes at each Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Merger shall have been consummated.

(b) The Company, and each and every Subsidiary of the Company with respect to the Subsidiary Guarantee, shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers attached hereto.

(c) Such Buyer shall have received the opinion of Morrison & Foerster LLP, the Company’s counsel, dated as of the applicable Closing Date, in the form acceptable to such Buyer.

(d) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(e)  The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within thirty (30) days of the applicable Closing Date.

(f) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within thirty (30) days of the applicable Closing Date where failure to so qualify would result in a Material Adverse Effect.

(g) The Company shall have delivered to such Buyer a certified copy of the Charter as certified by the Secretary of State (or comparable office) of its jurisdiction of incorporation within thirty (30) days of the applicable Closing Date.

(h) Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within thirty (30) days of the applicable Closing Date.

(i) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by an officer of the Company and dated as of the applicable Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Charter of the Company and the organizational documents of each Subsidiary, and (iii) the bylaws of each Subsidiary, if applicable, each as in effect at the applicable Closing.

(j) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(k) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of Ordinary Shares outstanding on the applicable Closing Date immediately prior to the Closing.

(l) The Ordinary Shares (i) shall be designated for quotation or listed (as applicable) on the Trading Market, and (ii) shall not have been suspended, as of the applicable Closing Date, by the SEC or the Trading Market from trading on the Trading Market nor shall suspension by the SEC or the Trading Market have been threatened, as of the applicable Closing Date, either (A) in writing by the SEC or the Trading Market, or (B) by falling below the minimum maintenance requirements of the Trading Market.

(m) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Notes, including without limitation, those required by the Trading Market, if any.

 (n) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(o) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(p) The Company shall have obtained approval of the Trading Market to list or designate for quotation (as the case may be) the Conversion Shares.

(q) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by an officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(r) With respect to the First Closing only, such Buyer shall have received an officer’s certificate and compliance certificate, each in a form reasonably acceptable to the Buyer’s counsel, including a certification from the chief executive officer of the Company that the Merger Agreement has not been amended since the date hereof without such Buyer’s prior written consent and the Merger is scheduled to occur on or before the First Closing Date;

(s) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

This Agreement shall automatically terminate as between the Company and a Buyer upon the occurrence of any of the following:

(a) the mutual written consent of the Company and such Buyer;

(b) the Merger is not consummated prior to the end of the business combination period set forth in the certificate of incorporation of Blue Ocean; or

(c) the delivery of written notice to terminate by either the Company or such Buyer in the event that the Subsequent Closing shall not have occurred with respect to a Buyer within five (5) Trading Days following the date of the Subsequent Closing Notice, then such Party shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Party to any other party; provided that (i) the right to terminate this Agreement under this Section 8(c) shall not be available to such Party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Party’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes shall be applicable only to such Buyer providing such written notice, provided further that no such termination under this Section 8(c) shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above.

Nothing contained in this Section 8 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints Morrison & Foerster, LLP, legal counsel to the Company, as its agent for service of process in New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the Parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the Parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the Subscription Date with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the Subscription Date between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the Subscription Date, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Notes. From the Subscription Date and while any Notes are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Notes in a manner that is more favorable than to other similarly situated Buyers or holders of Notes, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Notes in a manner that is less favorable than the Buyer or holder of Notes that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to each Closing Date, each Buyer entitled to purchase Notes at the Closing and (II) on or after each Closing Date, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Notes.

(f) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

TNL Mediagene

5F-1, No. 88 Yanchang Rd,

Xinyi District

Taipei City 110

Taiwan (R.O.C.)

Attention: Anny Yu / Chief of Staff

E-mail: anny@thenewslens.com

With a copy (which shall not constitute notice) to:

Morrison Foerster LLP

Shin-Marunouchi Building, 29th Fl.

1-5-1 Marunouchi, Chiyoda-ku, Tokyo Japan 100-6529

Telephone Number: +81 (3) 3214-6522

Email: jgillespie@mofo.com

Attention: Jesse S. Gillespie

If to the Transfer Agent:

Computershare Trust Company, N.A.

150 Royall St.

Canton, MA 02021 USA

Attention: General Counsel

Email: #USCISLegalContractNotices@computershare.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with a copy of any notice sent to the lead Buyer (which copy shall not constitute notice) to:

Sullivan & Worcester, LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone Number: (212) 660-3060

Email: ddanovitch@sullivanlaw.com

Attention: David E. Danovitch, Esq.

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail containing the time, date, and recipient email address, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any purchasers of any of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (unless such action is solely based upon a material breach of such Indemnitee’s representations, warranties, or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which is finally judicially determined to constitute fraud, gross negligence, or willful misconduct) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Ordinary Shares and any other numbers in this Agreement that relate to the Ordinary Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Ordinary Shares after the Subscription Date.

(m) Remedies. Each Buyer and in the event of assignment by such Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(A) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that shall give effect to such conversion being made on such date: or

(B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, shall produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer shall be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[Signature pages follow.]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the Subscription Date.

COMPANY: TNL Mediagene

By:
Name:	Tzu-Wei Chung
Title:	Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the Subscription Date.

BUYER:

3i, LP

By: 3i Management, LLC, its General Partner

By:
Name:	Maier Joshua Tarlow
Title:	Manager

[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS

(1) Buyer	(2) Contact Information	(3) Original Principal Amount of Note	(4) Purchase Price
3i, LP	3i, LP Attn: Maier J. Tarlow 2 Wooster Street, 2nd Floor New York, NY 10013	$4,722,222	$4,250,000

DISCLOSURE SCHEDULES

[To be furnished separately]

EXHIBIT A

FORM OF NOTE

[See attached.]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (A) IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (B) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c)(iii) AND SECTION 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), A REPRESENTATIVE OF THE COMPANY, SHALL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDERS UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i).

TNL MEDIAGENE

SENIOR CONVERTIBLE NOTE

Issuance Date: [●]	Original Principal Amount: [●]

FOR VALUE RECEIVED, TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”), hereby promises to pay to the order of [____], a Delaware limited partnership, or its registered assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) and all interest accrued hereunder (“Interest”) at the Interest Rate (as defined below) when due, whether upon the Maturity Date (as defined below), on any Installment Date (as defined below) with respect to the Installment Amount (as defined below) due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and, upon the occurrence of an Event of Default (as defined below), to pay Interest on any outstanding Principal at the Default Rate (as defined below), from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of several Senior Convertible Notes issued pursuant to that certain Securities Purchase Agreement, dated (the “Securities Purchase Agreement”), as of November 25, 2024 (the “Subscription Date”), by and among the Company and the investors referred to therein, as amended from time to time (collectively, the “Notes,” and such other Convertible Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 31 and capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1. PAYMENT OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest (including Default Interest, if applicable), accrued and unpaid Late Charges on such Principal and Interest and the Make-Whole Amount. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, accrued and unpaid Late Charges on Principal and Interest, if any, or Make-Whole Amount.

2. INTEREST; INTEREST RATE.

(a) This Note was issued with an ten percent (10%) original issue discount as described in the Securities Purchase Agreement. This Note shall bear interest at the rate of six percent (6.0%) per annum (the “Interest Rate”) except upon the occurrence (and during the continuance) of an Event of Default, in which case this Note shall bear interest at a rate of fifteen percent (15%) per annum (the “Default Rate” and all such Interest accrued at the Default Rate, the “Default Interest”) of the then-outstanding Principal. In the event that such Event of Default is subsequently cured or waived in accordance with the terms of this Note (and no other Event of Default then exists (including, without limitation, as a result of the Company’s failure to pay Interest at the Default Rate on the applicable Interest Date in connection with such Event of Default)), Interest hereunder at the Default Rate shall cease to accrue as of the calendar day immediately following the date on which such Event of Default is cured or waived (and shall instead revert to the Interest Rate); provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.

(b) Interest on this Note shall commence accruing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and twelve 30-day months. Interest shall be due and payable upon the entire Original Principal Amount through and including the Maturity Date (including any extensions thereof).

3. CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into Ordinary Shares on the terms and subject to the conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid, and non-assessable Ordinary Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of an Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (y) the Make-Whole Amount, if any (and without duplication of the Interest set forth in subsection (z) of this provision) and (z) all accrued and unpaid Interest with respect to such portion of such Principal, and accrued and unpaid Late Charges with respect to such portion of such Principal and such Make-Whole Amount and Interest, if any.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $[●] per share1, subject to adjustment as provided herein.

[1]	NTD: The product of (i) the lower of (A) the Nasdaq official closing price of the Ordinary Shares on the fifth (5th) Trading Day after the closing of the Merger, and (B) the average Nasdaq official closing price of the Ordinary Shares for the five (5) Trading Days immediately following the closing of the Merger, multiplied by (ii) 125% for the initial Notes.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit via electronic mail an acknowledgment of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”), and instruct the Transfer Agent to process such Conversion Notice in accordance with the terms herein and provide confirmation as to whether such Ordinary Shares may then be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) or an effective registration statement. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Ordinary Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (I) if the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion to the Holder’s (or its designee’s) account with DTC through its Deposit/Withdrawal at Custodian system, or (II) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via nationally recognized overnight delivery service) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder (or its designee), evidencing the number of Ordinary Shares to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, as soon as practicable, and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the Conversion Date. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement (as defined in the Securities Purchase Agreement), within five (5) days after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended Ordinary Shares to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (I)(1) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Ordinary Shares to which the Holder is entitled and register such Ordinary Shares on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, to credit the account of the Holder (or its designee) with DTC for such number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion of this Note, as the case may be, or (II) if the Registration Statement covering the resale of the Ordinary Shares that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Ordinary Shares electronically without any restrictive legend by crediting such aggregate number of Ordinary Shares to which the Holder is entitled pursuant to such conversion to the Holder’s (or its designee’s) account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such Ordinary Shares is not timely effected an amount equal to 0.05% of the product of (x) the sum of the number of Ordinary Shares not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (y) any trading price of the Ordinary Shares selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A)(1) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such Ordinary Shares on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the account of the Holder (or its designee) with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with, or as a result of, such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s sole discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Ordinary Shares), or credit the account of such Holder (or its designee) with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such Ordinary Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate representing such Ordinary Shares or credit the account of such Holder (or its designee) with DTC for the number of Ordinary Shares to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Ordinary Shares multiplied by (y) the lowest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing in this Section 3(c)(ii) shall limit the Holder’s right to pursue any other remedies available to it hereunder, whether at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver a certificate representing Ordinary Shares, or to electronically deliver such Ordinary Shares, upon the conversion of this Note as required pursuant to the terms hereof.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal, Make-Whole Amount and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)), or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records confirming the Principal, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Make-Whole Amount, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Ordinary Shares not in dispute and resolve such dispute in accordance with Section 23.

(d) Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding Ordinary Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, report on Form 6-K, or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company, or (z) any other more recent written notice by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, via electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease shall apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

4. RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (vii), (viii) and (ix) shall constitute a “Bankruptcy Event of Default”:

(i) the suspension from trading or the failure of the Ordinary Shares to be listed for trading on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into Ordinary Shares that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

(iii) except to the extent the Company is in compliance with Section 10(b) below, at any time following the fifteenth (15th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 10(a) below) is less than the sum of the number of Ordinary Shares that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Make-Whole Amount, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) Trading Days;

(v) the Company fails to remove any restrictive legend on any certificate or any Ordinary Shares issued to the Holder upon conversion of any Notes acquired by the Holder under the Securities Purchase Agreement as and when required by such Notes or the Securities Purchase Agreement, and any such failure remains uncured for at least ten (10) days;

(vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness of the Company or any of its Subsidiaries, other than with respect to any Other Notes;

(vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(viii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix) the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law, or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a forty-five (45) consecutive days;

(x) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay;

(xi) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xii) the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is five (5) Trading Days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) Trading Days after the Effectiveness Deadline (as defined in the Registration Rights Agreement);

(xiii) other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, subject to any applicable grace period set forth therein where any such breach would result in a Material Adverse Effect;

(xiv) a false or inaccurate representation or certification by the Company as to whether any Event of Default has occurred;

(xv) any breach by the Company or any Subsidiary of, or failure to comply with, any provision of Section 13 of this Note;

(xvi) any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xvii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

(xviii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Event of Default Notice; Redemption or Conversion Upon Event of Default. Upon the occurrence of an Event of Default with respect to this Note (or any Other Note), the Company shall, within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier to the Holder (an “Event of Default Notice”). At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may (i) either require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem, (ii) or convert all or any portion of this Note by delivering a Conversion Notice to the Company pursuant to the procedure set forth in Section 3(c)(i), at a price equal to the Event of Default Conversion Price. Each portion of this Note subject to redemption or conversion by the Company pursuant to this Section 4(b) shall be redeemed or converted by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Event of Default Conversion Price multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). “Event of Default Conversion Price” means, with respect to any Event of Default, that price which shall be the lowest of (i) the applicable Conversion Price in effect on the date of Event of Default, and (ii) the lesser of (A) eighty percent (80%) of the VWAP of the Ordinary Shares as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Event of Default Redemption Notice, and (B) eighty percent (80%) of the price computed as the quotient of (I) the sum of the VWAP of the Ordinary Shares for each of the one (1) Trading Days with the lowest VWAP of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Event of Default Redemption Notice, divided by (II) one (1) (the “Event of Default Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Event of Default Measuring Period. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. Conversions required to be made by this Section 4(b) shall be made in accordance with the provisions of Section 3. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b), but subject to the beneficial ownership limitation in Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon and Make-Whole Amount) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon and Make-Whole Amount) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Mandatory Redemption Upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest (including Default Interest, as applicable), Make-Whole Amount and accrued and unpaid Late Charges on such Principal, Make-Whole Amount and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.

5. RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each Holder, in exchange for such Notes, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal then outstanding and the Interest Rate of the Notes held by the Holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder, and (ii) the Successor Entity (or its Parent Entity, as applicable) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except for such items issuable under Sections 6 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (or its Parent Entity, as applicable) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b) Notice of a Change of Control; Redemption Right. No later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending ten (10) Trading Days after the later of (A) the date of consummation of such Change of Control, (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect, and (iii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Ordinary Share to be paid to the holders of the Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon and Make-Whole Amount) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues, or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note (pursuant to Section 3(d) or otherwise)) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

(b) Other Corporate Events. In addition to, and not in substitution for, any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder shall thereafter have the right to receive, upon a conversion of this Note, at the Holder’s option (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note pursuant to Section 3(d) or otherwise), or (ii) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Ordinary Shares) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Record Date. If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities, or (B) to subscribe for or purchase Ordinary Shares, preferred stock of the Company, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. Without limiting any provision of Section 6, Section 7(a) or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. Without limiting any provision of Section 6, Section 7(a) or Section 15, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such stock split, stock dividend, stock combination or similar transaction. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect the occurrence of such event.

(c) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any Option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any Option to purchase or other disposition), any Ordinary Shares or Ordinary Share Equivalents (as defined in the Securities Purchase Agreement) entitling any Person to acquire Ordinary Shares at an effective price per share that is lower than the Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Ordinary Shares or Ordinary Share Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, Options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Conversion Price shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Securities Purchase Agreement). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Ordinary Shares or Ordinary Share Equivalents subject to this Section 7(c) indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 7(c) upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice.

(d) Share Combination Event Adjustments. If at any time and from time to time on or after the Issuance Date there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 7(b) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(e) Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(f) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce (but not increase) the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

8. INSTALLMENT CONVERSION OR REDEMPTION.

(a) General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (an “Installment Conversion”); provided, however, that the Company may, at its option following notice to the Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (a “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8. On the date which is the sixth (6th) Trading Day prior to each Installment Date, the Company shall deliver written notice (each, an “Installment Notice” and the date the Holder receives such notice is referred to as the “Installment Notice Date”), to the Holder and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder’s Note shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Note, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 8 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. Except as expressly provided in this Section 8, an Installment Notice shall apply to each outstanding Note and the Company shall convert and/or redeem the applicable Installment Amount of each outstanding Note pursuant to this Section 8 in the same ratio of cash and shares. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 8(c).

(b) Mechanics of Installment Conversion. Subject to Section 3(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 8(a), then the Holder may, at any time thereafter, convert such Installment Conversion Amount, in whole or in part, at the Installment Conversion Price in accordance with the conversion procedures set forth in Section 3 hereunder (with “Installment Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis; provided, however, that the Equity Conditions are then satisfied (or waived in writing by the Holder) on the applicable Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of this Note. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date or Conversion Date, as applicable (the “Interim Installment Period”), the Company shall provide the Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Note, then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within two (2) Business Days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such Designated Redemption Amount and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which the Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any Designated Redemption Amount by the second (2nd) Business Day following the applicable Installment Date by payment of such amount by such date, then the Holder shall have the rights set forth in Section 4(b) and Section 4(c) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares in any Installment Conversion hereunder. Each Installment Conversion Amount shall be applied first to the Installment Amount due on the Installment Date nearest to the Maturity Date.

(c) Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 8(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to the Holder of immediately available funds in an amount equal to 100% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as of the date of such designation). Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Installment Redemption Price (together with any Late Charges thereon and Make-Whole Amount) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Ordinary Shares pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 11.

(d) Acceleration of Installment Amounts. Notwithstanding anything herein to the contrary, during any period commencing on an Installment Date (a “Current Installment Date”) and ending on the Trading Day immediately prior to the next Installment Date, at the option of the Holder, at one or more times during any calendar month, but not exceeding an amount equal to six (6) aggregate payments of the Installment Amount (unless otherwise agreed to between the Holder and the Company), the Holder may convert an additional Installment Amount (each, an “Acceleration”, and each such amount, an “Acceleration Amount”, and the Conversion Date of any such Acceleration, each an “Acceleration Date”), in whole or in part, at the Acceleration Conversion Price of such Acceleration Date in accordance with the conversion procedures set forth in Section 3 hereunder (with “Acceleration Conversion Price” replacing “Conversion Price” for all purposes therein), mutatis mutandis. Each Acceleration Amount shall be applied first to the Installment Amount due on the Installment Date nearest to the Maturity Date.

(e) Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may, at its option and in its sole discretion, during any period commencing on a Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date, at one or more times during any calendar month, but not exceeding an amount equal to six (6) aggregate payments of the Installment Amount, deliver a written notice to the Company no later than the Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by the Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount and such Deferral Amount shall continue to accrue Interest hereunder. Any notice delivered by the Holder pursuant to this Section 8(e) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(f) Holder Optional Redemption; Subsequent Placement. Subject to the provisions of this Section 8(f), if, at any time while this Note is outstanding, the Company shall carry out one or more Subsequent Placements, the Holder shall have the right to require the Company to first use up to 25% of the net proceeds of such Subsequent Placement to redeem all or a portion of this Note at a price in cash (such price, the “Holder Optional Redemption Price”) to equal to 100% multiplied by the sum of the principal amount subject to the Holder Optional Redemption, plus accrued but unpaid Interest, plus, the Make-Whole Amount, plus Late Charges, if any, plus liquidated damages, if any, and any other amounts, if any, then owing to the Holder in respect of this Note (a “Holder Optional Redemption”). The Company shall deliver notice to the Holder of the Subsequent Placement at least ten (10) Trading Days prior to the closing of the Subsequent Placement (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Holder Optional Redemption Notice” and the date such Holder Optional Redemption Notice is deemed delivered hereunder, the “Holder Optional Redemption Notice Date”). If the Holder exercises its right herein to require a Holder Optional Redemption by delivering written notice to the Company within ten (10) Trading Days of the Holder Optional Redemption Notice Date, the Company shall effect the Holder Optional Redemption and pay the Holder Optional Redemption Price to the Holder on or prior to the tenth (10th) Trading Day following the consummation of the Subsequent Placement (the “Holder Optional Redemption Date”). Notwithstanding the foregoing, this Section 8(f) shall not apply with respect to Excluded Securities, except that no securities issued in a Variable Rate Transaction (as defined in the Securities Purchase Agreement) shall be Excluded Securities unless otherwise expressly stated in the Transaction Documents. For the avoidance of doubt, this Section 8(f) will apply to transactions effected pursuant to that certain Ordinary Share Purchase Agreement, by and between the Company and Tumim Stone Capital LLC, dated as of or around the Subscription Date.

(g) Company Optional Redemption. At any time the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (defined below) (a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(g) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the greater of (i) 100% of the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Redemption Conversion Price multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 8(g). The Company may exercise its right to require redemption under this Section 8(g) by delivering a written notice thereof by electronic mail and overnight courier to the Holder (the “Company Optional Redemption Notice” and the date the Holder receives such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice in any twenty (20) Trading Day period and any such Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall be at least ten (10) Trading Days following the Company Optional Redemption Notice Date, and (y) state the Conversion Amount of the Note which is being redeemed in such Company Optional Redemption Amount on the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(g) shall be made in accordance with Section 11. In the event of the Company’s redemption of any portion of this Note under this Section 8(g), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(g) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.

9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company shall not, by amendment of its Charter (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and shall at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any Ordinary Shares receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after sixty (60) days following the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into Ordinary Shares.

10. RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 300% of the number of Ordinary Shares as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the Original Principal Amount of the Notes held by each Holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any Ordinary Shares reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares pursuant to the terms of this Note due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares (such unavailable number of Ordinary Shares, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10(b); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 10 shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

11. REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice in accordance with Section 4(b). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control, and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date in accordance with Section 8(g). If the Holder has elected optional redemption pursuant to Section 8(f) in response to its receipt of the Holder Optional Redemption Notice, the Company shall deliver the applicable Holder Optional Redemption Price to the Holder in cash on the applicable Holder Optional Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption (or for which the Company elected optional redemption) and for which the applicable Redemption Price (together with any Late Charges thereon and Make-Whole Amount) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 11, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) seventy-five percent (75%) of the lowest Closing Bid Price of the Ordinary Shares during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) seventy-five percent (75%) of the quotient of (I) the sum of the two (2) lowest VWAPs of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) two (2) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges and Make-Whole Amount, which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder via electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

13. COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a) Rank. All payments due under this Note shall (i) rank pari passu with all Other Notes and (ii) be senior to all other Indebtedness of the Company and its Subsidiaries except for such debt that is set forth in Schedule 3(q) to the Securities Purchase Agreement.

(b) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, (i) incur or guarantee, assume or suffer to exist any Indebtedness that is senior to Indebtedness under the Notes other than Permitted Indebtedness, or (ii) increase the amount owed under any existing Indebtedness, as set forth in Schedule 3(q) to the Securities Purchase Agreement.

(c) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(f) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

(g) Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date (other than any Permitted Indebtedness).

(h) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(j) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(k) Maintenance of Intellectual Property. The Company shall, and shall cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(l) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

(n) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.

(o) Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note regarding such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

14. INTENTIONALLY OMITTED.

15. DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Ordinary Shares, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder shall be entitled to such Distributions as if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

16. AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.

17. TRANSFER. This Note and any Ordinary Shares issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

18. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note shall represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Make-Whole Amount, Interest and Late Charges on the Principal, Interest and Make-Whole Amount of this Note, from the Issuance Date.

19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

20. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

21. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

22. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 3(d).

23. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Ordinary Shares occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Ordinary Shares occurred, and (C) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 23 and (v) nothing in this Section 23 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

24. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Holders, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

25. CANCELLATION. After all Principal, accrued Interest, Late Charges, Make-Whole Amount and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

26. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

27. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints Morrison Foerster, LLP, legal counsel to the Company, as its agent for service of process in New York. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Note is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction under New York law except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the State of New York. The Company or any of their respective properties, assets or revenues does not have any right of immunity under New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Note; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Note and the other Transaction Documents

28. JUDGMENT CURRENCY.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that shall give effect to such conversion being made on such date; or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, shall produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

29. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30. MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

31. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Acceleration Conversion Price” means, with respect to any given Acceleration Date, the lower of (i) the Installment Conversion Price for such Current Installment Date related to such Acceleration Date and (ii) 92% of the lowest VWAP of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to such Acceleration Date, all such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c) “Approved Stock Plan” means any stock incentive plan or other benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date, which provides for the grant of equity awards to any employee, officer or director for services provided to the Company in their capacity as such.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to collectively subject the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bloomberg” means Bloomberg, L.P.

(f) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(h) “Change of Control Redemption Premium” means one hundred and ten percent (110%).

(i) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(j) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares.

(l) “Current Subsidiary” means any Person in which the Company, as of the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

(m) “Eligible Market” means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange or the NYSE American, or any successor to any of the foregoing.

(n) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, if any (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Ordinary Shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future, except for the filing of post-effective amendment) or (ii) all of the Ordinary Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 by a person that is not an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company, and that has not been an affiliate (as defined in Rule 144 as in effect on the Issuance Date) of the Company during the three months immediately preceding such date, without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Ordinary Shares are trading on the Principal Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Principal Market (and the Company believes, in good faith, that trading of the Ordinary Shares on the Principal Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question (or, in the case of a Company Optional Redemption or Installment Redemption, the shares issuable upon conversion in full of the Company Optional Redemption Amount or Installment Redemption Amount) to the Holder would not violate the limitations set forth in Section 3(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control that has not been consummated, (i) the Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, (j) the Company has timely filed all SEC Documents required to be filed with or furnished to the Commission under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act, (k) the daily VWAP of the Ordinary Shares exceeds $5.00 (subject to adjustment for any share split, share dividend, share combination or other similar transactions) on the Principal Market during each Trading Day for the twenty (20) Trading Days prior to the applicable date in question, (l) the average daily trading volume of the Ordinary Shares on the Principal Market during each Trading Day for the twenty (20) Trading Days prior to the applicable date in question exceeds $250,000.

(o) “Equity Conditions Failure” means that on any day during the period commencing twenty (20) Trading Days prior to the applicable Installment Notice Date or Interest Date through the later of the applicable Installment Date or Interest Date and the date on which the applicable Ordinary Shares are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(p) “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Ordinary Shares for each of the five (5) Trading Days with the lowest VWAP of the Ordinary Shares during the fifteen (15) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5).

(q) “Excluded Securities” means (i) Ordinary Shares or standard Options to purchase Ordinary Shares to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (A) all such issuances (taking into account the Ordinary Shares issuable upon exercise of such Options) after the Subscription Date pursuant to this clause do not, in the aggregate, exceed ten percent (10%) of the Ordinary Shares issued and outstanding immediately prior to the Subscription Date, and (B) the exercise price of any such Options is not lowered, none of such Options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Options are otherwise materially changed in any manner that adversely affects any of the Buyers (as defined in the Securities Purchase Agreement); (ii) Ordinary Shares issued upon the conversion or exercise of Convertible Securities (as defined in the Securities Purchase Agreement) or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion, exercise, or other method of issuance (as the case may be) of any such Convertible Security or Option is made solely pursuant to the conversion, exercise, or other method of issuance (as the case may be) provisions of such Convertible Security or Option that were in effect on the date immediately prior to the Subscription Date, the conversion, exercise, or issuance price of any such Convertible Securities or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such Convertible Securities or Options (other than standard Options to purchase Ordinary Shares issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares; and (iv) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations, or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(r) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the date of this Note calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Ordinary Shares without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(s) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(t) “Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(u) “Initial Installment Date” means the date that is the earlier of (A) the Effective Date (as defined in the Registration Rights Agreement), and (B) the date that is 60 days from the Issuance Date of this Note.

(v) “Installment Amount” means the sum of (A) (i) with respect to any Installment Date other than the Maturity Date, the lesser of (x) 10% of the Original Principal Amount and (y) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date (in each case, as any such Installment Amount may be reduced pursuant to the terms of this Note, whether upon conversion or redemption), (B) any Acceleration Amount accelerated pursuant to Section 8(d) and included in such Installment Amount in accordance therewith, (C) any Deferral Amount deferred pursuant to Section 8(e) and included in such Installment Amount in accordance therewith and (D) in each case of clauses (A) through (C) above, the sum of any accrued and unpaid Interest as of such Installment Date under this Note, if any, accrued and unpaid Late Charges, if any, and Make-Whole Amount under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of the each unpaid Installment Amount hereunder.

(w) “Installment Conversion Price” means the lower of (i) the Conversion Price and (ii) 92% of the lowest VWAP in the ten (10) Trading Days immediately prior to each Installment Date or Conversion Date, as applicable.

(x) “Installment Date” means (A) with respect to the first such date, the Initial Installment Date, and (B) with respect to all such dates subsequent to the Initial Installment Date, the first (1st) day of each calendar month subsequent to the Initial Installment Date until the Maturity Date.

(y) “Interest Date” means, with respect to any given calendar month ending after the Issuance Date and prior to the Maturity Date, the first Trading Day of such calendar month.

(z) “Make-Whole Amount” means, as of any given date and in connection with any conversion, redemption or other repayment hereunder, an amount equal to the amount of additional Interest that would accrue under this Note at the Interest Rate then in effect assuming for calculation purposes that the Principal of this Note as of the Issuance Date remained outstanding through and including the Maturity Date.

(aa) “Maturity Date” shall mean [_____], 20[__]2; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

(bb) “New Subsidiary” means, as of any date of determination, any Person in which the Company, following the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

[2]	Twelve months from the Closing Date.

(cc) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(dd) “Ordinary Shares” means (i) the Company’s Ordinary Shares, $0.0001 par value per share, and (ii) any capital stock into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(ee) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ff) “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, and (iii) Indebtedness described in the SEC Documents (as defined in the Securities Purchase Agreement) and otherwise disclosed on Schedule 3(q) to the Securities Purchase Agreement.

(gg) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with the International Financial Reporting Standards, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $100,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(x) and (viii) any Liens in respect of Permitted Indebtedness.

(hh) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, or a government or any department or agency thereof.

(ii) “Principal Market” means The Nasdaq Stock Market LLC.

(jj) “Redemption Conversion Price” means, with respect to any given Company Optional Redemption Date, the lower of (i) the Conversion Price as in effect on such Company Optional Redemption Date and (ii) 92% of the lowest VWAP of the Ordinary Shares during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to such Company Optional Redemption Date, all such determinations to be appropriately adjusted for any share split, share dividend, share combination or other similar transaction during any such measuring period.

(kk) “Redemption Notices” means, collectively, the Change of Control Redemption Notices, the Company Optional Redemption Notices, the Event of Default Redemption Notices, and the Holder Optional Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(ll) “Redemption Premium” means one hundred and twenty-five percent (125%).

(mm) “Redemption Prices” means, collectively, the Change of Control Redemption Prices, the Company Optional Redemption Prices, the Event of Default Redemption Prices, and the Holder Optional Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(nn) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(oo) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(pp) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the initial Holders pursuant to which the Company issued the Notes, as may be amended from time to time.

(qq) “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(rr) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ss) “Subsequent Placement” means any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents for cash consideration, Indebtedness or a combination of units thereof from the date hereof until this Note is no longer outstanding, in a bona fide capital raise.

(tt) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(uu) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(vv) “Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.

(ww) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

32. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:30 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.

33. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed as of the Issuance Date set out above.

TNL MEDIAGENE

By:
Name:
Title:

[Signature Page to Senior Convertible Note]

EXHIBIT I

TNL MEDIAGENE

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Ordinary Shares, $0.0001 par value per share (the “Ordinary Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest (including Default Interest, if applicable), Make-Whole Amount and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest and Aggregate Make-Whole Amount to be converted:

Aggregate Conversion Amount to be Converted:

Please confirm the following information:

Conversion Price:

Number of Ordinary Shares to be issued:

Please issue the Ordinary Shares into which the Note is being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ________________________

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ________________________

DTC Number: __________________________

Account Number: _______________________

Date: __________ __, ____

[Name of Registered Holder]

By: ___________________________

Name: _________________________

Title: __________________________

Tax ID: _______________________

E-Mail Address: _______________________

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [__], 2024, is by and between [___], a Delaware limited partnership (the “Investor”), and TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell the Investor the Notes (as defined in the Purchase Agreement), which will be convertible into Conversion Shares (as defined in the Purchase Agreement) in accordance with the terms of the Notes.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(h) “Company Party” shall have the meaning assigned to such term in Section 6(b).

(i) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(j) “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the sixtieth (60th) calendar day immediately after the date of this Agreement, if such Initial Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to such New Registration Statement, if such New Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that such New Registration Statement will not be reviewed by the Commission, the fifth (5th) Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such New Registration Statement will not be reviewed by the Commission.

(k) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the thirtieth (30th) calendar day immediately after the date of this Agreement and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the thirtieth (30th) calendar day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission.

(l) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(m) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(n) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(o) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(p) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(q) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(r) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(s) “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(t) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(u) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(v) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(w) “Registrable Securities” means all of the following, in each case assuming an aggregate principal amount of $10,750,000 of Notes purchased pursuant to the Purchase Agreement (i) the maximum number of Conversion Shares issuable upon conversion of the Notes (without regard to any conversion limitations therein), and (ii) any capital stock of the Company issued or issuable with respect to such shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Ordinary Shares are converted or exchanged and shares of capital stock of a successor entity into which the Ordinary Shares are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

(x) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(y) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(z) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(aa) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(bb) “Staff” shall have the meaning assigned to such term in Section 2(c).

(cc) “Violations” shall have the meaning assigned to such term in Section 6(a).

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission the Initial Registration Statement on Form F-1 (or any successor form and another appropriate form) covering the resale by the Investor of the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Shareholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Sullivan & Worcester LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”), but in no event later than the applicable Filing Deadline for such New Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

(d) No Inclusion of Other Securities. The Company shall not include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without notifying the Investor prior filing such Registration Statement.

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement and shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the Commission that a New Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its Subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the effective date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that at or before 8:30 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto). In the case of amendments and supplements to any Registration Statement on Form F-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 6-K or Form 20-F or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall promptly file such amendments or supplements to the Registration Statement or Prospectus with the Commission, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 20-F, or reports on Form 6-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR.

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR.

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i)  Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market, or (iii) if, despite the Company’s commercially reasonable efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its commercially reasonable efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall reasonably cooperate with the Investor and any Broker-Dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and its transfer agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC Shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends and may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in the form reasonably satisfactory to the Investor.

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, a “Suspension Event”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement on more than two occasions or for a period that exceeds an aggregate of ninety (90) calendar days in any 365-day period without the Investors’ written consent. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one (1) Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable) (each period between the Company providing notice of a Suspension Event to the Investor pursuant to the preceding sentence and the Company providing notice under this sentence, an “Allowable Grace Period”). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of a Suspension Event and for which the Investor has not yet settled.

4.	Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information that the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

All reasonable expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, stockholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(e), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(e) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE COMPANY:

TNL MEDIAGENE

By:
Name:
Title:

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE INVESTOR:

By:
Name:
Title:

EXHIBIT A

SELLING SHAREHOLDER

This prospectus relates to the offer and sale by [____]’s of up to [●] of our ordinary shares issuable upon conversion of the Note. For additional information regarding our ordinary shares included in this prospectus, see the section titled “The 3i Note Transaction” above. We are registering our ordinary shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with [____] on October [●], 2024 in order to permit the selling shareholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement and the Ordinary Share Purchase Agreement, dated October [●], 2024 (the “ELOC Purchase Agreement”), we entered into with Tumim Stone Capital LLC, who is an affiliate of [____], [____] has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling shareholder” means [____].

The table below presents information regarding the selling shareholder and our ordinary shares that may be resold by the selling shareholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling shareholder, and reflects holdings as of [●], 2024. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of our ordinary shares being offered for resale by the selling shareholder under this prospectus. The selling shareholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling shareholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our ordinary shares being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our ordinary shares with respect to which the selling shareholder has sole or shared voting and investment power. The percentage of our ordinary shares beneficially owned by the selling shareholder prior to the offering shown in the table below is based on an aggregate of [●] our ordinary shares outstanding on [●], 2024. The fourth column assumes the resale by the selling shareholder of all of our ordinary shares being offered for resale pursuant to this prospectus.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering				Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus		Number of Ordinary Shares Beneficially Owned After Offering(3)
	Number(1)		Percent(2)				Number	Percent
[____] (4)	[●	]	[●	]	[●	]	0	--

(1)	The selling shareholder may not convert, and we may not issue or sell any our ordinary shares to [____], any portion of the [●] ordinary shares to the extent such shares, when aggregated with all other our ordinary shares then beneficially owned by [____], would cause [____]’s beneficial ownership of our ordinary shares to exceed 4.99% (or up to 9.99% upon the selling shareholder’s election) of our then outstanding ordinary shares (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares and percentage reflected above, the selling shareholder’s beneficial ownership of our ordinary shares at any time will not exceed 4.99% of our outstanding common stock, or [●] shares based on our ordinary shares outstanding as of [●], plus the issuance of such [●] shares. The Beneficial Ownership Limitation may not be waived under the Note.

(2)	Applicable percentage ownership is based on [●] our ordinary shares outstanding as of [●], 2024.

(3)	Assumes the sale of all our ordinary shares being offered for resale pursuant to this prospectus.

(4)	[●].

PLAN OF DISTRIBUTION

Our ordinary shares offered by this prospectus are being offered by the selling shareholder, [____].  The shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our ordinary shares;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

[____] is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

[____] has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our ordinary shares that it has acquired and may in the future acquire from us pursuant to the Note. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. [____] has informed us that each such broker-dealer will receive commissions from [____] that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our ordinary shares sold by the selling shareholder may be less than or in excess of customary commissions. Neither we nor the selling shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our ordinary shares sold by the selling shareholder.

We know of no existing arrangements between the selling shareholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling shareholder, any compensation paid by the selling shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our ordinary shares covered by this prospectus by the selling shareholder. We also have agreed to reimburse [____] for the fees and disbursements of its counsel, payable upon the issuance of the Note, in an amount not to exceed $[●].

We also have agreed to indemnify [____] and certain other persons against certain liabilities in connection with the offering of our ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. [____] has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by [____] specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

[We have entered into a Private Placement Agreement (“Placement Agreement”) with [●] (the “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the transactions contemplated by the Purchase Agreement. Pursuant to such Placement Agreement, we have agreed to pay the Placement Agent a cash fee of $[●]. Such fee is subjected to the rules of FINRA and FINRA’s determination not to raise any objection with respect to the fairness or reasonableness of the terms of compensation to be received by Pickwick. We have also agreed to provide indemnification and contribution to the Placement Agent with respect to its engagement by the Company pursuant to the Placement Agreement.]

We estimate that the total expenses for the offering will be approximately $[●].

We have advised the selling shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all our ordinary shares offered by this prospectus have been sold by the selling shareholder.

Our ordinary shares are currently listed on the [Nasdaq] under the symbol “TNMG”.

EXHIBIT B

The business address of [____] is [●].

EXHIBIT C

FORM OF SUBSIDIARY GUARANTEE

[See attached.]

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of [*], 2024 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), for the purchasers signatory (together with their permitted assigns, the “Purchasers”) to that certain Securities Purchase Agreement, dated November [●], 2024, between TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”) and the Purchasers.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of November [●], 2024, by and between the Company and the Purchasers (the “Purchase Agreement”), the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Notes (as defined in the Purchase Agreement), subject to the terms and conditions set forth therein; and

WHEREAS, the Securities Purchase Agreement requires that the Guarantors execute and deliver to the Purchasers, a guaranty guaranteeing all of the obligations of the Company under the Purchase Agreement, the Notes and the other Transaction Documents (as defined in the Purchase Agreement); and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1.	Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers, including, without limitation, all obligations under this Guarantee, the Notes, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Notes, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

2.	Guarantee.

a.	Guarantee.

i.	The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee for the benefit of the Purchasers and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

ii.	Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

iii.	Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Purchaser hereunder.

iv.	The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

v.	No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by any Purchaser from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

vi.	Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g. the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

b.	Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

c.	No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Purchaser, no Guarantor shall be entitled to be subrogated to any of the rights of any Purchaser against the Company or any other Guarantor or any guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to any Purchaser, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

d.	Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

e.	Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and any Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other guarantee or right of offset with respect thereto at any time or from time to time held by any Purchaser, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by any Purchaser) which may at any time be available to or be asserted by the Company or any other Person against any Purchaser, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained herein, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Purchaser against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

f.	Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

g.	Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Signature Pages to the Purchase Agreement.

3.	Representations and Warranties. Each Guarantor hereby makes the following representations and warranties as of the date hereof:

a.	Organization and Qualification. The Guarantor is a corporation or limited liability company, as applicable, duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 3(a), with the requisite corporate or limited liability company power and authority to own and use its properties and assets and to carry on its business as currently conducted. No Guarantor has any subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. Each Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (z) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

b.	Authorization; Enforcement. Each Guarantor has the requisite corporate or limited liability company power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by each Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate or limited liability company action on the part of the Guarantor. This Guaranty has been duly executed and delivered by each Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

c.	No Conflicts. The execution, delivery and performance of this Guaranty by each Guarantor and the consummation by each Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, bylaws or other organizational or charter documents (each as applicable), or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any Guarantor is subject (including Federal and State securities laws and regulations), or by which any material property or asset of any Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

d.	Consents and Approvals. No Guarantor is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by such Guarantor of this Guaranty.

e.	Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and any Purchaser shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

f.	Foreign Law. Each Guarantor has had the opportunity to consult with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable.

4.	Covenants.

a.	Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Notes) is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

b.	So long as any of the Obligations are outstanding, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

i.	Except as permitted under the Notes, enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ii.	Except as permitted under the Notes, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii.	Amend its certificate or articles of incorporation, bylaws or other organizational or charter documents (each as applicable) so as to adversely affect any rights of any Purchaser;

iv.	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

v.	pay cash dividends on any equity securities of the Company;

vi.	enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

vii.	enter into any agreement with respect to any of the foregoing.

5.	Miscellaneous.

a.	Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Purchasers.

b.	Notices. All notices, requests and demands to or upon any Purchaser or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

c.	No Waiver By Course Of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default (as defined in the Notes). No failure to exercise, nor any delay in exercising, on the part of any Purchaser, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Purchaser of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Purchaser would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

d.	Enforcement Expenses; Indemnification.

i.	Each Guarantor agrees to pay, or reimburse any Purchaser for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

ii.	Each Guarantor agrees to pay, and to save any Purchaser harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

iii.	Each Guarantor agrees to pay, and to save any Purchaser harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

iv.	The agreements in this Section 5(d) shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

e.	Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

f.	Set-Off. Each Guarantor hereby irrevocably authorizes any Purchaser at any time and from time to time while an Event of Default (as defined in the Notes) under the Notes or a default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by any Purchaser to or for the credit or the account of such Guarantor, or any part thereof in such amounts as any Purchaser may elect, against and on account of the obligations and liabilities of such Guarantor to any Purchaser hereunder and claims of every nature and description of any Purchaser against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as any Purchaser may elect, whether or not any Purchaser has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The any Purchaser shall notify such Guarantor promptly of any such set-off and the application made by any Purchaser of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of any Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Purchaser may have.

g.	Counterparts. This Guarantee may be executed by two or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

h.	Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

i.	Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

j.	Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors, the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Purchaser relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

k.	Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York County, State of New York. Each of the Company and the Guarantors hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

l.	Acknowledgements. Each Guarantor hereby acknowledges that:

i.	it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

ii.	the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and any Purchaser, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

iii.	no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors, the Purchasers.

m.	Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof (each, an “Additional Guarantor”) to become a Guarantor for all purposes of this Guarantee by executing and delivering an
Assumption Agreement in the form of Annex 1 hereto.

n.	Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Notes, and the other Transaction Documents.

o.	Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

p.	WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

TNL Mediagene

By:
Name:
Title:

[Subsidiary name]

By:
Name:
Title:

Schedule 3(a)

Name	Jurisdiction of Organization

Schedule 5(b)

Notice

Annex 1

SUBSIDIARY GUARANTEE ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [__________], 2024 made by each of the undersigned subsidiaries (individually, an “Additional Guarantor” and collectively, the “Additional Guarantors”) of TNL Mediagene, a company incorporated under the laws of the Cayman Islands, for the Purchasers pursuant to the Purchase Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement.

W I T N E S S E T H:

WHEREAS, TNL Mediagene, a company incorporated under the laws of the Cayman Islands (the “Company”) and the Purchasers have entered into a Securities Purchase Agreement, dated as of November [__], 2024 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, the Subsidiaries of the Company (other than the Additional Guarantors) have entered into the Subsidiary Guarantee, dated as of _______, 2024 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Purchasers;

WHEREAS, the Purchase Agreement requires each Additional Guarantor to become a party to the Guarantee; and

WHEREAS, each of the undersigned Additional Guarantors has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee. By executing and delivering this Assumption Agreement, each Additional Guarantor, as provided in Section 5(m) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedule 1 to the Guarantee. Each Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signatures are on the following pages]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ADDITIONAL GUARANTOR

[____________]

By:
Name:
Title:

[_____________]

By:
Name:
Title:

[___________]

By:
Name:
Title:

Annex 1

ADDITIONAL GUARANTORS

The following are the names, notice addresses and jurisdiction of incorporation or organization of each Additional Guarantor.

JURISDICTION OF INCORPORATION/ORGANIZATION	COMPANY OWNED BY PERCENTAGE